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                                                                    Exhibit 23.1

                  Consent of Independent Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Susquehanna Bancshares, Inc. of our report dated January 22, 2002 relating to the consolidated financial statements, which appears in Susquehanna Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement

/s/ PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania
December  27, 2002